UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2026

Applied Optoelectronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13139 Jess Pirtle Blvd.
Sugar Land, Texas 77478

(Address of principal executive offices and zip code)

(281) 295-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par value $0.001	AAOI	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 18, 2026, the Board of Directors of Applied Optoelectronics, Inc. (the “Company”) approved and adopted an updated form of indemnification agreement (the “Indemnification Agreement”). The Company expects to enter into the Indemnification Agreement with each of its directors and certain executive officers. The Indemnification Agreement will replace and supersede the Company’s existing indemnification agreements with such directors and executive officers. The Company also intends to enter into the Indemnification Agreement with future directors and certain executive officers as may serve the Company from time to time.

The Indemnification Agreement was adopted to incorporate certain updates that reflect current market indemnification practices and the Company’s governance documents. The updates are intended to provide greater clarity and reduce uncertainty with respect to indemnification and advancement rights, address matters relating to directors’ and officers’ liability insurance coverage and support the Company’s ability to attract and retain qualified directors and officers. The Indemnification Agreement generally provides that the Company will indemnify each indemnitee to the fullest extent permitted by the Company’s bylaws and applicable law. The Company will also advance expenses, including attorneys’ fees, incurred in connection with proceedings arising by reason of the indemnitee’s service as a director or executive officer of the Company or, at the Company’s request, service in certain capacities at other entities. Such indemnification and advancement of expenses are subject to the terms and limitations set forth in the Indemnification Agreement. The Indemnification Agreement also includes provisions regarding notice to the Company’s directors’ and officers’ liability insurers and potential coverage under the Company’s directors’ and officers’ liability insurance policies.

The foregoing summary and description of the provisions of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement. A copy of the Indemnification Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information regarding the Indemnification Agreement set forth in Item 1.01 above is incorporated in this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Indemnification Agreement.
104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2026	APPLIED OPTOELECTRONICS, INC.

	By:	/s/ David C. Kuo
	Name	David C. Kuo
	Title:	Senior Vice President and Chief Legal Officer

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